Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 17, 2021 on the consolidated financial statements of Transportation and Logistics Systems, Inc. and Subsidiaries for the years ended December 31, 2020 and 2019, included herein on the Registration Statement of Transportation and Logistics Systems, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 28, 2022